As filed with the United States Securities and Exchange Commission on November 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SCIPLAY CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Nevada	83-2692460
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6601 Bermuda Road
Las Vegas, NV 89119
(702) 897-7150
(Address, including zip code, of principal executive offices)

SCIPLAY CORPORATION 2020 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Michael D. Cody
SciPlay Corporation
6601 Bermuda Road
Las Vegas, NV 89119
(702) 897-7150
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ⌧	Smaller reporting company ☐	Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ⌧

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A Common Stock, par value $0.001 per share (“Class A Common Stock”)	250,000	$13.55	$3,387,500	$369.58

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall be deemed to cover any additional shares of Class A Common Stock of SciPlay Corporation (the “Registrant”) that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalizations or similar adjustments of the outstanding Class A Common Stock of the Registrant.

(2)	This Registration Statement covers shares of Class A Common Stock which may be offered or sold from time to time pursuant to the Registrant’s 2020 Employee Stock Purchase Plan (the “ESPP”).

(3)
Estimated, solely for the purpose of calculating the registration fee, pursuant to Rule 457 promulgated under the Securities Act, based on the average of the high and low prices per share of the Class A Common Stock, as reported on the NASDAQ Global Select Market on November 3, 2020.

EXPLANATORY NOTE

On April 21, 2020, the Registrant’s Board of Directors approved the adoption of the ESPP, which was subsequently approved by the stockholders of the Registrant at the Registrant’s annual meeting of stockholders on June 10, 2020. This Registration Statement registers the shares of Class A Common Stock issuable pursuant to the ESPP.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to each employee who is eligible to participate in the ESPP, as required by Rule 428 under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(i)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 18, 2020 (the “Annual Report”), including the information specifically incorporated by reference into the Annual Report from the Registrant’s Definitive Proxy Statement in connection with its 2020 annual meeting of stockholders filed with the SEC on April 28, 2020;

(ii)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

(iii)
the description of the Registrant’s Class A Common Stock set forth in the “Description of Registrant’s Securities to be Registered” contained in the Registrant’s registration statement on Form 8-A filed with the SEC on May 1, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any such document or such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides that a corporation may, pursuant to the provisions of that statute, indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. NRS 78.751 provides that indemnification pursuant to NRS 78.7502 is not exclusive of other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s articles of incorporation and bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the laws of Nevada. The Registrant may enter into indemnification agreements with each of its directors and officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s articles of incorporation and bylaws and to provide additional procedural protections.

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. The Registrant’s articles of incorporation do not provide for any greater liability than provided for in the NRS.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the indemnification provision described above or otherwise as a matter of law.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of SciPlay Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 8, 2019).

4.2	Amended and Restated Bylaws of SciPlay Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 8, 2019).

4.3	SciPlay Corporation 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 12, 2020).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the Registration Statement)

* Filed herewith.

Item 9.  Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in  the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of November, 2020.

SCIPLAY CORPORATION

By:	/s/ Joshua J. Wilson
Joshua J. Wilson
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of SciPlay Corporation, hereby severally constitute and appoint Barry L. Cottle, Michael D. Cody and Michael F. Winterscheidt, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua J. Wilson	Chief Executive Officer and Director	November 6, 2020
Joshua J. Wilson	(Principal Executive Officer)

/s/ Michael D. Cody	Chief Financial Officer	November 6, 2020
Michael D. Cody	(Principal Financial Officer)

/s/ Michael F. Winterscheidt	Chief Accounting Officer and Secretary	November 6, 2020
Michael F. Winterscheidt	(Principal Accounting Officer)

/s/ Barry L. Cottle	Executive Chairman of the Board of	November 6, 2020
Barry L. Cottle	Directors

/s/ Gerald D. Cohen	Director	November 6, 2020
Gerald D. Cohen

/s/ Michael Marchetti	Director	November 6, 2020
Michael Marchetti

/s/ Jay Penske	Director	November 6, 2020
Jay Penske

/s/ William C. Thompson, Jr.	Director	November 6, 2020
William C. Thompson, Jr.